GROUP AGREEMENT

WHEREAS, the undersigned are stockholders, direct or beneficial, of Leaf Group Ltd., a Delaware corporation (the “Company”);

WHEREAS, VIEX Opportunities Fund, LP – Series One, VIEX Opportunities Fund, LP – Series Two, VIEX GP, LLC, VIEX Capital Advisors, LLC and Eric Singer (collectively, “VIEX”); Osmium Partners, LLC, Osmium Capital, LP, Osmium Capital II, LP, Osmium Spartan, LP, Osmium Diamond, LP and John H. Lewis (collectively, “Osmium”); and Oak Investment Partners XI, Limited Partnership, Oak Associates XI, LLC, Oak Investment Partners XII, Limited Partnership, Oak Associates XII, LLC, Oak Management Corporation, Bandel L. Carano, Edward F. Glassmeyer, Fredric W. Harman, Ann H. Lamont and Grace A. Ames (collectively, “Oak” and, together with VIEX and Osmium, the “Group”) wish to form the Group for the purpose of working together to enhance stockholder value at the Company, including seeking representation on the Board of Directors of the Company (the “Board”) at the 2021 annual meeting of stockholders of the Company (including any other meeting of stockholders held in lieu thereof, and any adjournments, postponements, reschedulings or continuations thereof, the “Annual Meeting”) and for the purpose of taking all other action necessary to achieve the foregoing (the “Group Activities”).

NOW, IT IS AGREED, this 12th day of February 2021 by the parties hereto:

1.                   To the extent required by applicable law, including the Securities Exchange Act of 1934, as amended (the “Exchange Act”), each of VIEX, Osmium and Oak agrees to separately and independently file, on behalf of each their respective members, statements on Schedule 13D, and any amendments thereto, with respect to the securities of the Company. Each of VIEX, Osmium and Oak shall be responsible for the accuracy and completeness of its own disclosure therein, and is not responsible for the accuracy and completeness of the information concerning the other parties.

2.       So long as this Group Agreement (the “Agreement”) is in effect, each of the undersigned shall provide reasonable advance notice to each of Olshan Frome Wolosky LLP (“Olshan”) and Morrison & Foerster (“MoFo”) prior to effecting any purchase, sale, acquisition or disposal of any and all Company securities of which it has, or would have, direct or indirect beneficial ownership so that Olshan and MoFo may advise the Group on the potential filing implications for any such contemplated transactions. In order to facilitate the monitoring of transactions involving any shares beneficially owned by any and every member of the Group (and related disclosure requirements under applicable law), each member of the Group further agrees to provide notice to Olshan and MoFo by 5:00 PM (EST) of the day of such purchase(s), sale(s) or disposal of any shares of common stock beneficially owned by any such Group member.

3.       Each of the undersigned agrees to form the Group for the purpose of undertaking the Group Activities and not for any other purpose.

4.       Each of the undersigned agrees that Olshan shall act as lead outside counsel for the Group in connection with the Group Activities. Each of the undersigned further agrees that all out-of-pocket costs and expenses (including obligations under any written indemnification agreements between VIEX, Osmium and Oak, on the one hand, and individuals nominated by the Group to the Board, on the other hand) incurred by the Group in connection with the Group Activities during the term of this Agreement, beginning with the activities of VIEX, Osmium and Oak directly relating to their initial formation of the Group, and including, but not limited to, the preparation of this Agreement, the notice of stockholder nomination, and any related SEC filings (collectively, the “Expenses”), will be split evenly, on an equal basis, among each of VIEX, Osmium and Oak, including fees payable to Olshan in its capacity as counsel for the Group and to MoFo for its legal services concerning the Group Activities; provided, however, that the total fees payable to Olshan and MoFo shall not exceed $200,000 without the prior written consent of each of VIEX, Osmium and Oak; provided further, to the extent any member of the Group (the “Payer”) pays the cost of any Expenses on behalf of the other members of the Group, such other members shall reimburse the Payer for such Expenses within two weeks from the date of receipt of an invoice for such Expenses. Any reimbursement from the Company regarding the Expenses paid pursuant to this Section 4 shall be split evenly by VIEX, Osmium and Oak or otherwise in proportion to the Expenses paid pursuant to this Section 4.

5.       Each of the undersigned agrees that any SEC filing, press release, public stockholder communication or Company communication proposed to be made or issued by the Group or any member of the Group in connection with the Group Activities shall be mutually agreeable among the parties; provided that notwithstanding anything set forth in this Agreement to the contrary, VIEX and Osmium shall be permitted to make decisions on behalf of the Group when there are time constraints or the parties cannot reach agreement on any decision to be made, action to be taken or statement to be made in connection with the Group’s activities in a timely manner. The parties hereto hereby agree to work in good faith to resolve any disagreement that may arise between or among any of the members of the Group concerning decisions to be made, actions to be taken or statements to be made in connection with the Group’s activities.

6.       The relationship of the parties hereto shall be limited to carrying on the business of the Group in accordance with the terms of this Agreement. Such relationship shall be construed and deemed to be for the sole and limited purpose of carrying on such business as described herein. Nothing herein shall be construed to authorize any party to act as an agent for any other party, or to create a joint venture or partnership, or to constitute an indemnification. Except as provided in Section 2, nothing herein shall restrict any party’s right to purchase or sell securities of the Company, as he, she or it deems appropriate, in his, her or its sole discretion, provided that all such transactions are made in compliance with all applicable securities laws. This Agreement may be executed in counterparts, each of which shall be deemed an original and all of which, taken together, shall constitute but one and the same instrument, which may be sufficiently evidenced by one counterpart.

7.       Any legal action or proceeding arising out of the provisions of this Agreement or the parties’ investment in the Company shall be brought and determined in the United States District Court for the Southern District of New York located in the Borough of Manhattan or the courts of the State of New York located in the County of New York.

8.       The parties’ rights and obligations under this Agreement (other than the rights and obligations set forth in Section 4 (solely with respect to Expenses incurred prior to the termination of the Agreement) and Section 8 which shall survive any termination of this Agreement) shall terminate immediately after the conclusion of the activities set forth in Section 3 or as otherwise agreed to by the parties. Notwithstanding the foregoing, at any time prior to the filing by the Group of an initial Schedule 13D, any party hereto may terminate his, her or its obligations under this Agreement on 24 hours’ written notice to all other parties, with a copy to both of Elizabeth Gonzalez-Sussman at Olshan, Fax No. (212) 451-2222 and by email to Murray Indick at MoFo, mindick@mofo.com.

9.       Each party acknowledges that Olshan shall act in certain of the Group Activities as both counsel to VIEX and the Group, and each of Osmium and Oak acknowledge that Olshan’s representation of the Group shall in no way limit Olshan’s ability to represent VIEX individually. VIEX acknowledges that MoFo’s services shall in no way limit MoFo’s ability to represent Osmium or Oak.

10.       The terms and provisions of this Agreement may not be modified, waived or amended without the written consent of each of the parties hereto.

11.       To the extent required by applicable law, each of the undersigned parties hereby agrees that this Agreement may be filed as an exhibit to a Schedule 13D pursuant to Rule 13d-1(k)(1)(iii) under the Exchange Act.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the day and year first above written.

VIEX Opportunities Fund, LP – Series One

By:	VIEX GP, LLC General Partner

By:	/s/ Eric Singer
	Name:	Eric Singer
	Title:	Managing Member

VIEX Opportunities Fund, LP – Series Two

By:	VIEX GP, LLC General Partner

By:	/s/ Eric Singer
	Name:	Eric Singer
	Title:	Managing Member

VIEX GP, LLC

By:	/s/ Eric Singer
	Name:	Eric Singer
	Title:	Managing Member

VIEX Capital Advisors, LLC

By:	/s/ Eric Singer
	Name:	Eric Singer
	Title:	Managing Member

/s/ Eric Singer
Eric Singer

Osmium Capital, LP

By:	Osmium Partners, LLC General Partner

By:	/s/ John H. Lewis
	Name:	John H. Lewis
	Title:	Managing Member

Osmium Capital II, LP

By:	Osmium Partners, LLC General Partner

By:	/s/ John H. Lewis
	Name:	John H. Lewis
	Title:	Managing Member

Osmium Spartan, LP

By:	Osmium Partners, LLC General Partner

By:	/s/ John H. Lewis
	Name:	John H. Lewis
	Title:	Managing Member

Osmium Partners, LLC

By:	/s/ John H. Lewis
	Name:	John H. Lewis
	Title:	Managing Member

/s/ John H. Lewis
John H. Lewis

Oak Investment Partners XI, Limited Partnership

By:	Oak Associates XI, LLC General Partner

By:	/s/ Fredric W. Harman
	Name:	Fredric W. Harman
Title:

Oak Investment Partners XII, Limited Partnership

By:	Oak Associates XII, LLC General Partner

By:	/s/ Fredric W. Harman
	Name:	Fredric W. Harman
Title:

Oak Associates XI, LLC

By:	/s/ Fredric W. Harman
	Name:	Fredric W. Harman
Title:

Oak Associates XII, LLC

By:	/s/ Fredric W. Harman
	Name:	Fredric W. Harman
Title:

Oak Management Corporation

By:	/s/ Fredric W. Harman
	Name:	Fredric W. Harman
Title:

/s/ Fredric W. Harman
Fredric W. Harman Individually and as attorney-in-fact for Bandel L. Carano, Edward F. Glassmeyer, Ann H. Lamont and Grace A. Ames